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                                                               EXHIBIT NO. 23




                         Independent Auditors' Consent
                         -----------------------------

The Board of Directors
Mercantile Bancorporation Inc.:

We consent to the incorporation by reference in the Registration Statements No. 2-78395, No. 33-15265, No. 33-33870, No. 33-35139, No. 33-43694, No.
33-48952 and No. 33-57543, each on Form S-8, and No. 33-45863, No. 33-50981,
No. 33-55439, No. 33-52986, No. 33-50579, No. 33-56603, No. 33-58467 and No.
33-63609, each on Form S-4, of Mercantile Bancorporation Inc., of our report dated January 11, 1996, relating to the consolidated balance sheets of Mercantile Bancorporation Inc. and subsidiaries as of December 31, 1995, 1994, and 1993, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 Annual Report on Form 10-K of Mercantile Bancorporation Inc.




                                  s/KPMG Peat Marwick LLP
                                  -----------------------




St. Louis, Missouri
March 7, 1996